Exhibit 99.2

BADGER RETAIL HOLDING, INC.

September 29, 2005

In connection with the willingness of Levco Alternative Fund, Ltd., Purchase Associates L.P., Purchase Associates II, L.P., Alvarado Capital Partners, L.P., Levco GP, Inc., John A. Levin & Co., Inc. and BKF Capital Group, Inc. (each a “Levco Shareholder” and collectively the "Levco Shareholders") to enter into that certain voting agreement with Badger Retail Holding, Inc. ("Badger") and Badger Acquisition Corp. ("Acquisition"), dated as of September 29, 2005 (the "Voting Agreement"), Badger and Acquisition have agreed to enter into this letter agreement and to take certain actions following the consummation of the merger (the "Merger") of Acquisition with and into ShopKo Stores, Inc. (the "Company"), pursuant to the terms of the Agreement and Plan of Merger by and among Badger, Acquisition and the Company, dated as of April 7, 2005 (as amended, the "Merger Agreement").

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Solely in the event that the Merger is consummated on the terms set forth in the Merger Agreement, Badger hereby agrees to cause the Company to, within 3 business days following the Closing, reimburse each Levco Shareholder (or its designees) for all documented out-of-pocket expenses of such Levco Shareholder, including fees and expenses of outside legal counsel, accountants, experts and consultants, including, without limitation, Paul, Weiss, Rifkind, Wharton & Garrison LLP and MacKenzie Partners, Inc., incurred by such Levco Shareholder or on its behalf in connection with or related to (i) the preparation, filing or amendment of the Preliminary Proxy Statement, dated August 24, 2005, filed with the Securities and Exchange Commission by the Levco Shareholders or (ii) the authorization, preparation, negotiation, execution and performance of the Voting Agreement and this letter agreement and the transactions contemplated hereby or thereby ("Levco Expenses"), up to a maximum amount of $300,000 in the aggregate.

Badger and Acquisition hereby jointly and severally represent and warrant to the Levco Shareholders that: each of Badger and Acquisition are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization or formation and each of Badger and Acquisition has all requisite power and authority to enter into this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this letter agreement; this letter agreement has been duly and validly executed and delivered by each of Badger and Acquisition and, assuming due execution and delivery by each of the other parties hereto, this letter agreement constitutes a legal, valid and binding obligation of Badger and Acquisition enforceable against Badger and Acquisition in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles; and the execution and delivery of this letter agreement by Badger and Acquisition does not, and the performance of this letter agreement by Badger and Acquisition will not, (i) conflict with or violate the certificate of incorporation or equivalent organizational documents, as the case may be, of Badger or Acquisition, (ii) conflict with or violate any applicable Law by which any properties or assets of Badger or Acquisition are bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Badger or Acquisition (including any trust agreement, voting agreement, stockholders agreement or voting trust), except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by Badger and Acquisition of its respective obligations under this letter agreement.

Each of the Levco Shareholders agrees that the Company may (i) disclose the details of this letter agreement in any proxy solicitation materials or related press releases produced by the Company in connection with the Merger, (ii) file this letter agreement with the Securities and Exchange Commission and (iii) make this letter agreement available for inspection to the extent required by Law.  Each of Badger and Acquisition agrees that each of the Levco Shareholders may disclose the details of this letter agreement in any filing with the Securities and Exchange Commission on Schedule 13D or as otherwise required by Law.

This letter agreement is governed by the laws of the State of Wisconsin. Each party submits to the exclusive jurisdiction of the courts of competent jurisdiction in the State of Wisconsin in respect of any action or proceeding relating to this letter agreement. The parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

The parties hereto agree that irreparable damage would occur in the event any of the provisions of this letter agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

This letter agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person or entity who or which is not a party hereto, nor shall it confer upon any other Person any rights or remedies hereunder.

This letter agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

This letter agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, this letter agreement has been agreed and accepted this 29th day of September, 2005.

BADGER RETAIL HOLDING, INC.

By: /s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

BADGER ACQUISITION CORP.

By: /s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

LEVCO ALTERNATIVE FUND, LTD.

By:

John A. Levin & Co., Inc., its investment adviser

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

PURCHASE ASSOCIATES L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name: Norris Nissim

Title:   Vice President and General Counsel

PURCHASE ASSOCIATES II, L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

ALVARADO CAPITAL PARTNERS, L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

JOHN A. LEVIN & CO., INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

LEVCO GP, INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

BKF CAPITAL GROUP, INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel